Exhibit 99.4

SPECIAL MEETING OF STOCKHOLDERS OF

OCEANFIRST FINANCIAL CORP.

October 25, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Joint Proxy Statement/Prospectus and Proxy Card

are available at www.oceanfirst.com

in the SEC documents section of the Investor Relations tab.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

⬛ 00003030000000001000 3	102517

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.
			FOR	AGAINST	ABSTAIN
	1.	OceanFirst Share Issuance: Approval of the issuance of shares of OceanFirst common stock in connection with the merger of Mercury Merger Sub Corp., a wholly-owned subsidiary of OceanFirst, with and into Sun Bancorp, Inc.	☐	☐	☐

	2.	Adjournment: Approval of the adjournment of the OceanFirst special meeting, if necessary or appropriate, to solicit additional proxies in favor of the OceanFirst share issuance proposal.	☐	☐	☐

These items of business are more fully described in the joint proxy statement/prospectus enclosed herewith.

This proxy is solicited by the Board of Directors of the Company and will be voted in accordance with the undersigned’s direction set forth herein. If no direction is made, this proxy will be voted (1) “FOR” the issuance of shares of OceanFirst common stock in connection with the merger that is more specifically described in the accompanying Joint Proxy/Prospectus and (2) “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the OceanFirst shares issuance proposal.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. I plan to attend the Meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ∎	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎

☐ ∎

OCEANFIRST FINANCIAL CORP.

975 HOOPER AVENUE

TOMS RIVER, NEW JERSEY 08754-2009

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

OCTOBER 25, 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The Special Meeting of Stockholders of OceanFirst Financial Corp., a Delaware corporation (the “Company”), will be held at its headquarters, located at 975 Hooper Avenue, Toms River, New Jersey 08754-2009, on October 25, 2017, beginning at 6:00 PM local time. The undersigned hereby acknowledges receipt of the enclosed Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus dated September 20, 2017.

The undersigned stockholder hereby appoints Christopher D. Maher and Steven J. Tsimbinos, and each of them individually, as attorneys-in-fact and agents, with full power of substitution, to vote as proxy all shares of common stock, par value $0.01 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the Special Meeting of Stockholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a stockholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Bylaws.

(Continued and to be signed on the reverse side)

∎ 1.1	14475 ∎